UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) December 10, 2002

Advanced Biotherapy, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	0-26323	95-0402415

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6355 Topanga Canyon Boulevard, Suite 510 Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 883-6716

Item 5. OTHER EVENTS.
Item 7. FINANCIAL STATEMENTS AND EXHIBITS
Signatures
Ex-99.1

Item 5. OTHER EVENTS.

     The registrant published a press release on December 9, 2002, which reported that Advanced Biotherapy, Inc. has met with the United States Food and Drug Administration (FDA) and discussed the pathway and additional efforts needed to submit an Investigational New Drug Application (IND) to conduct Phase I clinical trials to treat corneal transplant rejection with antibodies to gamma interferon.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

Designation	Description of Exhibit

99.1	Press Release, dated December 9, 2002

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOTHERAPY, INC. (Registrant)

Date: December 10, 2002	By:	/s/Edmond Buccellato Edmond Buccellato, President and CEO

INDEX TO EXHIBITS

Exhibit	Description

99.1	Text of Press Release, dated December 9, 2002